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                                    EXHIBIT 7

Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 03/31/00       State #: 391581    FFIEC 032
Address:                   100 Broad Street                   Vendor ID: D              Cert #:  21377     Page RC-1
City, State  Zip:          Columbus, OH 43271                 Transit #: 04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                           DOLLAR AMOUNTS IN THOUSANDS    C300
                                                                                                                          ----
                                                                                           RCON      BIL MIL THOU
                                                                                           ----      ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):                                                                                 RCON
    a. Noninterest-bearing balances and currency and coin(1) .........................     0081          48,450            1.a
    b. Interest-bearing balances(2) ..................................................     0071          17,750            1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) .....................     1754               0            2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ..................     1773           5,714            2.b
3.  Federal funds sold and securities purchased under agreements to
    resell ...........................................................................     1350         396,644            3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                             RCON
    RC-C) ............................................................................     2122          87,817            4.a
    b. LESS: Allowance for loan and lease losses .....................................     3123              10            4.b
    c. LESS: Allocated transfer risk reserve .........................................     3128               0            4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCON
    reserve (item 4.a minus 4.b and 4.c) .............................................     2125          87,807            4.d
5.  Trading assets (from Schedule RD-D) ..............................................     3545               0            5.
6.  Premises and fixed assets (including capitalized leases) .........................     2145          25,200            6.
7.  Other real estate owned (from Schedule RC-M) .....................................     2150               0            7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M) ...................................................     2130               0            8.
9.  Customers' liability to this bank on acceptances outstanding .....................     2155               0            9.
10. Intangible assets (from Schedule RC-M) ...........................................     2143          26,345           10.
11. Other assets (from Schedule RC-F) ................................................     2160         176,297           11.
12. Total assets (sum of items 1 through 11) .........................................     2170         784,207           12.

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(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

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
Legal Title of Bank:       Bank One Trust Company, N.A.       Call Date: 03/31/00       State #: 391581    FFIEC 032
Address:                   100 Broad Street                   Vendor ID: D              Cert #:  21377     Page RC-2
City, State  Zip:          Columbus, OH 43271                 Transit #: 04400003

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                               RCON
       from Schedule RC-E, part 1) ...................................................     2200         567,764           13.a
       (1) Noninterest-bearing(1) ....................................................     6631         506,455           13.a1
       (2) Interest-bearing ..........................................................     6636          61,309           13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)
       (1) Noninterest bearing
       (2) Interest-bearing
14. Federal funds purchased and securities sold under agreements
    to repurchase: ...................................................................     RCFD 2800          0           14
15. a. Demand notes issued to the U.S. Treasury ......................................     RCON 2840          0           15.a
    b. Trading Liabilities(from Schedule RC-D) .......................................     RCFD 3548          0           15.b

16. Other borrowed money:                                                                  RCON
    a. With original maturity of one year or less ....................................     2332               0           16.a
    b. With original  maturity of more than one year .................................     A547               0           16.b
    c. With original maturity of more than three years................................     A548               0           16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding ..........................     2920               0           18.
19. Subordinated notes and debentures ................................................     3200               0           19.
20. Other liabilities (from Schedule RC-G) ...........................................     2930          83,885           20.
21. Total liabilities (sum of items 13 through 20) ...................................     2948         651,649           21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ....................................     3838               0           23.
24. Common stock .....................................................................     3230             800           24.
25. Surplus (exclude all surplus related to preferred stock) .........................     3839          45,157           25.
26. a. Undivided profits and capital reserves ........................................     3632          86,585           26.a
    b. Net unrealized holding gains (losses) on available-for-sale
        securities ...................................................................     8434              16           26.b
    c. Accumulated net gains (losses) on cash flow hedges ............................     4336               0           26.c
27. Cumulative foreign currency translation adjustments
28. Total equity capital (sum of items 23 through 27) ................................     3210         132,558           28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28) ............................................     3300         784,207           29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that
best describes the most comprehensive level of auditing work performed for the                           Number
bank by independent external auditors as of any date during 1996                 RCFD 6724      N/A      M.1.

1   =    Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2   =    Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3   =    Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4   =    Directors' examination of the bank performed by other external auditors
         (may be required by state chartering authority)

5   =    Review of the bank's financial statements by external auditors

6   =    Compilation of the bank's financial statements by external auditors

7   =    Other audit procedures (excluding tax preparation work)

8   =   No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.


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